As filed with the Securities and Exchange Commission on June 11, 2012.

SEC File No. 333-181152

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	45-2915089
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Hornaday

Corporate Secretary

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kenneth L. Henderson, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Tel (212) 541-2000

Fax (212) 541-4630

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A	24,900 shares	$1,000.00	$24,900,000.00	$2,853.54	(2)
Total	24,900 shares	$1,000.00	$24,900,000.00	$2,853.54

(1)	Represents the liquidation preference amount per share of the preferred stock being registered for resale (the “Series A Preferred Stock”), which we sold to the United States Department of the Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program.

(2)	Calculated in accordance with Rule 457(a). All registration fees previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 11, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated                 , 2012)

24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Liquidation Preference Amount $1,000 Per Share

This prospectus supplement relates to the offer and sale of 24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Preferred Shares”), liquidation preference amount $1,000 per share, by the United States Department of the Treasury (“Treasury”). Our predecessor, Crescent Financial Corporation (“CFC”), issued 24,900 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “CFC Preferred Shares”) to Treasury on January 9, 2009 as part of Treasury’s Troubled Asset Relief Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). On November 15, 2011, in connection with a reincorporation of CFC, we assumed the obligations and responsibilities of our predecessor with respect to Treasury and issued the Preferred Shares to Treasury in exchange for the previously issued CFC Preferred Shares, also in a transaction exempt from the registration requirements of the Securities Act.

We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed in full earlier for cash by us. We may not pay dividends on the Preferred Shares without prior regulatory approval. We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to, but excluding, the date of redemption.

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

The public offering price and the allocation of the Preferred Shares in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids to purchase Preferred Shares at any price at or above the minimum bid price of $          per share (such bid price to be in increments of $0.01). The minimum size for any bid will be one Preferred Share. We have been advised by Piedmont Community Bank Holdings, Inc., which, as of the date of this prospectus supplement, owns approximately 88% of our outstanding shares of common stock, that it may, subject to prior regulatory approval, submit one or more bids to purchase the Preferred Shares in the auction. After the auction closes, if Treasury decides to sell any of the offered Preferred Shares, then the underwriters will agree to purchase such Preferred Shares in a firm commitment underwriting and the public offering price of such Preferred Shares will equal the clearing price plus accrued dividends thereon. If bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. If bids are received for 100% or more of the offered Preferred Shares, and Treasury elects to sell any Preferred Shares in the auction, Treasury must sell all of the offered Preferred Shares at the clearing price. If bids are received for at least half, but less than all, of the offered Preferred Shares, then the clearing price will be equal to the minimum bid price of $         per share, and Treasury may (but is not required to) sell, at the public offering price, the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold. In certain cases, the bids of bidders may be pro-rated. If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering. Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-35 of this prospectus supplement.

Investing in the Preferred Shares involves risks. You should read the “Risk Factors” section beginning on page S-12 of this prospectus supplement and page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)	$	$
Proceeds to Treasury(1)	$	$

(1)	Plus accrued dividends from and including May 15, 2012.

(2)	Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Preferred Shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the Preferred Shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about            , 2012.

Joint Book-Running Managers

Co-Managers

The date of this prospectus supplement is                           , 2012.

TABLE OF CONTENTS

Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-i
WHERE YOU CAN FIND MORE INFORMATION	S-iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-iii
Summary	S-1
RISK FACTORS	S-12
USE OF PROCEEDS	S-27
DESCRIPTION OF PREFERRED SHARES	S-28
AUCTION PROCESS	S-35
SELLING SHAREHOLDER	S-42
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-44
UNDERWRITING	S-49
SUPERVISION AND REGULATION	S-53
LEGAL MATTERS	S-54
EXPERTS	S-54

Prospectus

About This Prospectus	ii
Where You Can Find More Information	iii
Incorporation of Certain Information by Reference	iii
Note Regarding Forward Looking Statements	iv
Prospectus Summary	1
Risk Factors	3
Use of Proceeds	7
Description of Series A Preferred Stock	8
Plan of Distribution	11
Selling Securityholders	12
Legal Matters	13
Experts	13

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the Preferred Shares. In particular, you should review the information under the heading “Risk Factors” set forth on page S-12 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 3 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor Treasury nor the underwriters are making an offer to sell the Preferred Shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

In this prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to Crescent Financial Bancshares, Inc. (the “Company”), including its predecessor, Crescent Financial Corporation, and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of our statements contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein or therein, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or the future financial performance of the Company or its wholly-owned subsidiary, Crescent State Bank (the “Bank”), and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to, the following:

• deterioration in the financial condition or liquidity of borrowers resulting in significant increases in loan losses and provisions for those losses;

• changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

• the failure of assumptions underlying the establishment of reserves for possible loan losses;

S-i

• changes in political and economic conditions, including the political and economic effects of the current economic downturn and other major developments, including the ongoing war on terrorism, continued tensions in the Middle East, and the ongoing economic challenges facing the European Union;

• changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including, without limitation, reduced rates of business formation and growth, commercial and residential real estate development, and real estate prices;

• the ability to comply with any requirements imposed on the Company or the Bank by their respective regulators, and the potential negative consequences that may result;

• fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing;

• governmental monetary and fiscal policies, as well as legislative and regulatory changes;

• the Company’s participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”) and the American Recovery and Reinvestment Act (the “ARRA”), including, without limitation, the CPP and the Temporary Liquidity Guarantee Program, and the impact of such programs and related regulations on the Company and on international, national, and local economic and financial markets and conditions;

• the Company’s lack of participation in a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; the diagnostic and stress testing we conducted differs from that administered under the Supervisory Capital Assessment Program, and the results of our test may be inaccurate;

• the impact of the EESA and the ARRA and related rules and regulations on the business operations and competitiveness of the Company and other participating U.S. financial institutions;

• the risks of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

• the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet; and

• the effect of any mergers, acquisitions or other transactions, to which we or our subsidiary may from time to time be a party, including, without limitation, our ability to successfully integrate any businesses that we acquire.

Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. The Company does not intend to update or reissue any forward-looking statements as a result of new information or other circumstances that may become known to the Company.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Our actual results may differ significantly from those we discuss in these forward-looking statements.

S-ii

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the information under the heading “Risk Factors” set forth on page S-12 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 3 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.crescentstatebank.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to:

Jonathan Hornaday
Corporate Secretary
Crescent Financial Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents (other than information “furnished” rather than “filed” in accordance with SEC rules):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	the Company’s Current Reports on Form 8-K filed on January 23, 2012, January 24, 2012, February 28, 2012, March 1, 2012, April 5, 2012, and May 10, 2012; and

S-iii

•	the Company’s Definitive Proxy Statement related to its 2012 annual meeting of stockholders, as filed with the SEC on April 5, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to:

Jonathan Hornaday
Corporate Secretary
Crescent Financial Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

S-iv

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Preferred Shares. You should carefully consider the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Shares is appropriate for you.

The Company

We are a bank holding company incorporated under the laws of Delaware on March 28, 2011 and a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011 (the “Reincorporation”). In the Reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of our common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. We operate for the primary purpose of serving as the holding company for the Bank.

The Bank was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. The Bank operates fifteen (15) full service branch offices in the communities of Cary (2), Apex, Clayton, Holly Springs, Pinehurst, Raleigh (3), Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina.

The Bank is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets we serve. We are accomplishing this by creating mutually beneficial and robust relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions.

We offer a broad range of banking services, including checking and savings accounts, money market accounts, individual retirement accounts, certificates of deposit, commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through our branch network and certain services are offered through our online banking platform. We believe that we operate in attractive banking markets with long-term growth potential.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2011. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Our principal office is located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 and our telephone number is (919) 659-9000. Our website address is at www.crescentstatebank.com. Information on our website, or that can be accessed through our website, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute part of this prospectus supplement or the accompanying prospectus.

S-1

Piedmont Community Bank Holdings, Inc.

Our principal stockholder is Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Piedmont”). Piedmont was organized on May 7, 2009 to serve as a bank holding company and is registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the “BHCA”). Piedmont’s business strategy is to make investments in, or acquire, other existing community banks located in North Carolina, South Carolina or Virginia (subject in each case to required regulatory approvals). Its primary current interest is in making investments in sound banks that need capital to grow to achieve sustainable profitability and stability.

On November 18, 2011, we completed the issuance and sale to Piedmont of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to our stockholders commencing on November 8, 2011 to purchase up to 67% (or 6,442,105 shares) of our outstanding shares of common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of our common stock for approximately $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding shares of common stock. Upon closing of the Piedmont Investment, Adam Abram, Chairman of Piedmont, was named our Chairman, and Scott Custer, President and Chief Executive Officer of Piedmont, became our Chief Executive Officer. In addition, our board of directors has been reconstituted to include eight designees of Piedmont, including Mr. Abram and Mr. Custer, as well as four continuing Company directors. These four continuing Company directors were also appointed to the board of directors of Piedmont.

In addition to its interest in the Company, Piedmont currently owns 100% of VantageSouth Bank, a North Carolina chartered state non-member bank headquartered in Burlington, North Carolina (“VantageSouth”). Piedmont has held a controlling interest in VantageSouth since 2010. VantageSouth currently operates branches in the communities of Burlington (2), China Grove, Fayetteville and Salisbury, North Carolina.

VantageSouth’s common stock is not registered under the Exchange Act and, as a result, VantageSouth does not file annual, quarterly and current reports, proxy statements or other information with SEC. The following financial and regulatory information was included, among other information, in publicly available Reports of Condition and Income (“Call Reports”) filed by VantageSouth with the FDIC, and such reports are not incorporated by reference in this prospectus supplement or the accompanying prospectus. The Company has not been, and in the future, will not be, involved in the preparation and filing of VantageSouth’s Call Reports or the conduct of its business.

As of March 31, 2012, VantageSouth reported total assets of $257.3 million, gross loans of $190.0 million, other real estate owned of $2.8 million, reserves for loan losses of $870 thousand (principally to cover loans originated after VantageSouth was acquired by Piedmont), total deposits of $217.7 million, other borrowings of $12.9 million, and total bank equity capital of $26.6 million. In addition, as of March 31, 2012, VantageSouth reported total securities, cash and federal funds sold and securities repurchased under agreements to resell of $23.7 million, $7.2 million, and $16.2 million, respectively. As of the same date, VantageSouth had unused commitments to extend credit of $29.7 million.

As of March 31, 2012, VantageSouth reported a total risk-based capital ratio of 11.63%, a Tier 1 risk-based capital ratio of 11.18% and a Tier 1 leverage ratio of 8.93%. VantageSouth reported net income for the year ended December 31, 2011 of $106 thousand, and a net loss of $120 thousand for the three months ended March 31, 2012. As of December 31, 2011 and March 31, 2012, VantageSouth was considered to be well-capitalized and in satisfactory condition for regulatory purposes.

Piedmont has advised us that it is considering making a proposal that VantageSouth be merged with the Bank later this year. Any such transaction would be subject to regulatory approval and various other conditions. At present, the parties have not agreed to the terms for such a merger and no filings have been made with any regulatory authorities to seek approval for such a merger.

As a bank holding company for both the Bank and VantageSouth, Piedmont is subject to extensive regulation and there are significant other regulatory implications for us. For additional information, please see “Risk Factors – Piedmont is a bank holding company that is deemed to be a multi-bank holding company for two institutions" and “– The FDIC may assess liability against the Bank for the amount of its losses and anticipated losses in the event that a commonly controlled depository institution fails or requires assistance from the FDIC to prevent its failure” and “Supervision and Regulation – Bank Holding Company Regulation.”

S-2

The Offering

The following summary contains basic information about the Preferred Shares and the auction process and is not intended to be complete and does not contain all the information that is important to you. For a more complete understanding of the Preferred Shares and the auction process, you should read the sections of this prospectus supplement entitled “Description of Preferred Shares” and “Auction Process” and any similar sections in the accompanying prospectus.

Issuer	Crescent Financial Bancshares, Inc.

Preferred Shares Offered by Treasury	24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value. The number of Preferred Shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any Preferred Shares in the auction process. See the section entitled “Auction Process” in this prospectus supplement.

Liquidation Preference	If we liquidate, dissolve or wind up (collectively, a “liquidation”), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the Preferred Shares.

Dividends	Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if Preferred Shares are not otherwise redeemed in full earlier for cash by us. Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Maturity	The Preferred Shares have no maturity date.

Rank	The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the “Junior Stock”), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the “Parity Stock”) and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends	So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

S-3

Redemption	We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. We have not applied for such regulatory approval and have no present intention to redeem, in whole or in part, the Preferred Shares before February 15, 2014. However, we do intend to explore future alternatives with respect to redeeming the Preferred Shares, but our ability to do so will depend on then-present facts and circumstances and the amount of capital we hold or can raise at the holding company level.

In order to have sufficient funds to redeem all of the outstanding Preferred Shares, we would be required to either (1) obtain approval from our regulators to permit the Bank to make a special distribution to us, (2) obtain additional funding via either the issuance of equity or debt to one or more third parties, or (3) obtain funding via a combination of (1) and (2). While we believe the Bank could make a special distribution to us to redeem the Preferred Shares and still meet the regulatory minimum capital thresholds currently, such a material depletion in its capital base would likely adversely affect our strategic objectives, and there is no assurance the Bank’s regulators would grant approval for such a large distribution.

Voting Rights	Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class together with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Voting Parity Stock”), will be entitled to vote for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares for all past dividend periods are paid in full; provided, that no person may be elected as a preferred director who would cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which its securities may then be listed or traded.

S-4

Under the Company’s Amended and Restated Bylaws, nominations of directors by holders of the Preferred Shares and Voting Parity Stock must be made by delivering written notice to the Corporate Secretary of the Company (a) in the case of an annual meeting, no later than 90 days before, but no earlier than 120 days before, the first anniversary of the preceding year’s annual meeting, and (b) in the case of a special meeting at which such preferred directors are to be elected, no earlier than 120 days before such special meeting and no later than 90 days before such special meeting and 10 days before the public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made. The notice must specify (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of each class and series of capital stock of the Company which are beneficially owned by each such nominee and (iii) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee. The Company does not intend to make any nominations with respect to the two additional directors. There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors.

Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, such preferred directors will cease to be qualified as directors, the terms of office of such preferred directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of preferred directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock.

In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter or repeal any provision of our Amended and Restated Certificate of Incorporation in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (x) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (y) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.

S-5

Auction Process

The public offering price and the allocation of the Preferred Shares in this offering will be determined through an auction process conducted by                                   and                                        , the joint book-running managers in this offering, in their capacity as the auction agents. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker.

We do not intend to submit any bids in the auction. However, we have been advised by Piedmont, which, as of the date of this prospectus supplement, owns approximately 88% of our outstanding shares of common stock, that it may, subject to prior regulatory approval by the Federal Reserve, submit one or more bids for the Preferred Shares. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum Bid Size and Price Increments	This offering is being conducted using an auction process in which prospective purchasers are required to bid for the Preferred Shares. During the auction period, bids may be placed for Preferred Shares at any price at or above the minimum bid price of $ per share (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share. See “Auction Process” in this prospectus supplement.

Bid Submission Deadline	The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the “submission deadline.”

Irrevocability of Bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing Price	The price at which the Preferred Shares will be sold to the public will be the clearing price plus accrued dividends thereon. The clearing price will be determined as follows:

• If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction;

• If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the time of the submission deadline, the clearing price will be equal to the minimum bid price of $ per share.

S-6

Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares in the auction process or, in the case where bids are received for at least half, but less than all, of the Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. If Treasury decides to sell Preferred Shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below). The clearing price and number of Preferred Shares to be sold are also expected to be announced by press release on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of Preferred Shares to be Sold	If bids are received for 100% or more of the offered Preferred Shares, Treasury must sell all of the offered Preferred Shares if it chooses to sell any Preferred Shares. If bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold. If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering. Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. If Treasury elects to sell any Preferred Shares in the auction, Treasury must sell those shares at the clearing price plus accrued dividends thereon. In no event will Treasury sell more Preferred Shares than the number of Preferred Shares for which there are bids. See “Auction Process” in this prospectus supplement.

Allocation; Pro-Ration	If bids for 100% or more of the offered Preferred Shares are received and Treasury elects to sell Preferred Shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation. If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

S-7

Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See “Use of Proceeds.”

Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.

Auction Agents	and

Network Brokers	See page S-37 for a list of brokers participating as network brokers in the auction process.

S-8

Summary Consolidated Financial Data

You should read the following summary selected consolidated financial data with our consolidated financial statements and notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following table sets forth select consolidated financial data for us at December 31, 2011 (Successor) and 2010, 2009, 2008 and 2007 (Predecessor) and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010, 2009, 2008 and 2007 (Predecessor), and for the three months ended March 31, 2012 (Successor) and 2011 (Predecessor). The selected results of operations data for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 (Successor) and 2010 (Predecessor), have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected results of operations data for the years ended December 31, 2008 and 2007 (Predecessor) and the summary balance sheet data dated as of December 31, 2009, 2008 and 2007 (Predecessor) have been derived from our audited financial statements that are not included in this prospectus supplement or the accompanying prospectus. The results and data for the three months ended March 31, 2012, are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such periods. Interim results for the three-months ended March 31, 2012 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2012. Other historical results are also not necessarily indicative of future results.

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three Months Ended March 31,	Three Months Ended March 31,	November 19 to December 31,	January 1 to November 18,	At or for the Years Ended December 31,
	2012	2011	2011	2011(9)	2010	2009	2008	2007
	(Dollars in thousands, except share and per share data)
Summary of Operations
Interest income	$9,310	$10,770	$4,610	$37,849	$50,780	$56,206	$54,405	$54,872
Interest expense	1,402	4,735	1,259	15,445	22,322	26,620	29,070	28,217
Net interest income	7,908	6,035	3,351	22,404	28,458	29,586	25,335	26,655
Provision for loan losses	804	7,024	227	16,718	20,347	11,526	6,485	1,684
Net interest income after the provision for loan losses	7,104	(989)	3,124	5,686	8,111	18,060	18,850	24,971
Non-interest income	1,649	1,042	484	8,073	4,909	4,328	3,732	2,621
Non-interest expense	7,692	7,100	4,276	27,282	26,964	53,943	19,972	17,823
Income (loss) before income taxes	1,061	(7,047)	(668)	(13,523)	(13,944)	(31,555)	2,610	9,769
Income tax expense (benefit)	354	-	(520)	-	(4,070)	(1,329)	599	3,520
Net income (loss)	708	(7,047)	(148)	(13,523)	(9,874)	(30,226)	2,011	6,249
Effective dividend on preferred stock	384	427	182	1,539	1,689	1,617	-	-
Net income available (loss attributed) to common shareholders	$324	$(7,474)	$(330)	$(15,062)	$(11,563)	$(31,843)	$2,011	$6,249

S-9

Per Share and Shares Outstanding
Net income (loss), basic(1)	$0.01	$(0.78)	$(0.01)	$(1.57)	$(1.21)	$(3.33)	$0.21	$0.68
Net income (loss), diluted(1)	$0.01	$(0.78)	$(0.01)	$(1.57)	$(1.21)	$(3.33)	$0.21	$0.65
Book value at end of period	$4.24	$4.98	$4.17	NA	$5.76	$6.92	$9.88	$9.75
Tangible book value	$3.39	$4.92	$3.39	NA	$5.69	$6.83	$6.64	$6.42
Weighted average shares outstanding:
Basic	28,360,196	9,581,390	28,353,053	9,586,167	9,579,633	9,569,290	9,500,103	9,211,779
Diluted	28,385,439	9,581,390	28,353,053	9,586,167	9,579,633	9,569,290	9,680,484	9,635,694
Shares outstanding at period end	28,385,308	9,664,059	28,412,059	9,662,059	9,664,059	9,626,559	9,626,559	9,404,579

Balance Sheet Data
Total assets	$825,628	$959,558	$834,503	NA	$973,019	$1,032,805	$968,311	$835,540
Total investments(2)	198,658	256,915	168,691	NA	233,171	227,341	113,278	97,858
Total loans held for investment, net	515,024	629,298	552,650	NA	656,101	741,781	772,792	667,643
Total deposits	658,829	725,205	674,419	NA	724,383	722,635	714,883	605,431
Borrowings	17,252	157,748	12,216	NA	164,748	216,748	154,454	135,003
Stockholders’ equity	144,617	71,669	143,059	NA	79,015	89,520	95,092	91,659

Selected Performance Ratios
Return on average assets	0.35%	(2.96)%	(0.13)%	(1.63)%	(1.00)%	(2.85)%	0.22%	0.80%
Return on average stockholders’ equity	1.97%	(36.52)%	(0.85)%	(21.25)%	(11.18)%	(24.85)%	2.13%	7.15%
Net interest spread(3)	4.30%	2.60%	3.04%	2.76%	2.90%	2.74%	2.55%	3.08%
Net interest margin(4)	4.46%	2.82%	3.24%	2.98%	3.18%	3.09%	3.05%	3.79%
Non-interest income as a percentage of total revenue(5)	17.25%	14.72%	12.62%	36.03%	17.26%	12.76%	12.85%	8.95%
Non-interest income as a percentage of average assets (6)	0.82%	0.44%	0.41%	0.98%	0.50%	0.41%	0.41%	0.34%
Non-interest expense to average assets (6)	3.80%	2.99%	3.64%	3.30%	2.73%	5.08%	2.18%	2.29%
Efficiency ratio(7)	80.49%	100.32%	111.51%	89.52%	80.81%	159.06%	68.71%	60.88%
Average stockholders’ equity to average total assets	15.05%	8.12%	14.87%	7.69%	8.95%	11.46%	10.32%	11.24%

Asset Quality Ratios
Net charge-offs to average loans outstanding	0.22%	2.58%	0.00%	2.63%	2.38%	0.84%	0.29%	0.06%
Allowance for loan losses to period end loans, predecessor	NA	3.60%	NA	NA	3.06%	2.31%	1.60%	1.22%
Allowance for loan losses to period end loans originated in successor period	1.73%	NA	2.03%	NA	NA	NA	NA	NA
Allowance for loan losses to non-performing loans, predecessor	NA	50%	NA	NA	68%	95%	96%	303%
Non-performing loans to period end loans	2.99%	7.15%	4.14%	NA	4.52%	2.44%	1.53%	0.40%
Non-performing assets to period end assets(8)	2.53%	6.33%	3.87%	NA	4.74%	2.40%	1.53%	0.36%

S-10

Capital Ratios
Total risk-based capital ratio	16.87%	12.01%	15.27%	NA	12.57%	13.53%	10.68%	10.51%
Tier 1 risk-based capital ratio	15.66%	9.74%	14.26%	NA	10.34%	11.37%	8.53%	9.37%
Leverage ratio	12.72%	7.57%	10.68%	NA	8.35%	9.03%	7.67%	8.56%
Equity to assets ratio	15.05%	7.47%	14.87%	NA	8.12%	8.67%	9.82%	10.97%

Other Data
Number of full-service banking offices	15	15	15	15	15	15	13	12
Number of full-time equivalent employees	175	166	172	163	164	158	147	126

(1) Computed based on the weighted average number of shares outstanding during each period.

(2) Consists of interest-earning deposits, federal funds sold, investment securities and the Federal Home Loan Bank of Atlanta stock.

(3) Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Net interest margin is net interest income divided by average interest-earning assets on a tax equivalent basis.

(5) Total revenue consists of net interest income and non-interest income.

(6) Calculations are annualized where necessary.

(7) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

(8) Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due, restructured loans only if in non-accrual status, and foreclosed assets, where applicable.

(9) Certain end of period data for the predecessor period immediately prior to the Piedmont Investment is not applicable and is labeled as “NA.”

S-11

RISK FACTORS

An investment in our Preferred Shares is subject to risks inherent in our business, risks relating to the structure of the Preferred Shares and risks relating to the auction process being conducted as part of this offering. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in the sections entitled “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and in the accompanying prospectus and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment. We refer to any effect contemplated in the preceding sentence, collectively, as a “material adverse effect on us” or comparable text.

Risk Factors Related to our Business

Our financial information reflects the application of the acquisition method of accounting. Any change in the assumptions used in such methodology could have an adverse effect on our results of operations.

As a result of the Piedmont Investment, the Company’s financial results are heavily influenced by the application of the acquisition method of accounting. The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value. In addition, the balances of non-performing assets were significantly reduced by the adjustments to fair value recorded in conjunction with the investment. The Company is currently within a one-year measurement period with respect to the acquisition date, and thus, future material adjustments to these purchase accounting fair value adjustments are possible. If the Company’s assumptions are incorrect or the regulatory agencies to whom the Company reports require the Company to change or modify its assumptions, such change or modification could have a material adverse effect on the Company’s financial condition or results of operations or its previously reported results.

We may experience increased delinquencies and credit losses, which could have a material adverse effect on our capital, financial condition, and results of operations.

Like other lenders, we face the risk that our customers will not repay their loans. A customer’s failure to repay us is usually preceded by missed monthly payments. In some instances, however, a customer may declare bankruptcy prior to missing payments, and, following a borrower filing bankruptcy, a lender’s recovery of the credit extended is often limited. Since many of our loans are secured by collateral, we may attempt to seize the collateral when and if customers default on their loans. However, the value of the collateral may not equal the amount of the unpaid loan, and we may be unsuccessful in recovering the remaining balance from our customers. The resolution of nonperforming assets, including the initiation of foreclosure proceedings, requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities, and will expose the Company to additional legal costs and potential delays. Rising delinquencies and rising rates of bankruptcy in our market area generally and among our customers specifically can be precursors of future charge-offs and may require us to increase our allowance for loan and lease losses. Higher charge-off rates, delays in the foreclosure process or in obtaining judgments against defaulting borrowers and an increase in our allowance for loan and lease losses may hurt our overall financial performance if we are unable to increase revenue to compensate for these losses and may also increase our cost of funds.

S-12

The impact of the current economic environment on performance of other financial institutions in our markets; actions taken by our competitors to address the current economic downturn; and public perception of and confidence in the economy generally, and the banking industry specifically, may present significant challenges for us and could adversely affect our performance.

We are operating in a challenging and uncertain economic environment, including generally uncertain national conditions and local conditions in our markets. Financial institutions continue to be affected by decreasing valuations in real estate market and constrained financial markets. While we are taking steps to decrease and limit our exposure to real estate construction loans, we nonetheless retain direct exposure to the real estate markets, and we are affected by these events. Continued declines in real estate values and financial stress on borrowers as a result of the uncertain economic environment, including job losses, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations.

The impact of recent events relating to housing and commercial real estate markets has not been limited to those directly involved in the real estate industry, but rather it has affected a number of related businesses such as building materials suppliers, equipment leasing firms, and real estate attorneys, among others. All of these affected businesses have banking relationships, and when their businesses suffer from recession, the banking relationship suffers as well.

In addition, the market value of the real estate securing our loans as collateral has been adversely affected by the slowing economy and unfavorable changes in economic conditions in our market areas and could be further adversely affected in the future. As of March 31, 2012 and December 31, 2011, approximately 90.9% and 92%, respectively, of our loans receivable were secured by real estate. Any sustained period of increased payment delinquencies, foreclosures, or losses caused by the adverse market and economic conditions, including the downturn in the real estate market, in our markets will continue to adversely affect the value of our assets, revenues, results of operations, and financial condition. Currently, our market area is experiencing such an economic downturn, and if it continues, our earnings could be further adversely affected.

The overall deterioration in economic conditions may subject us to increased regulatory scrutiny in the current environment. In addition, further deterioration in national and local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses, resulting in the following other consequences: increased loan delinquencies, problem assets, and foreclosures; decline in demand for our products and services; decrease in deposits, adversely affecting our liquidity position; and decline in value of collateral, reducing our customers’ borrowing power and the value of assets and collateral associated with our existing loans. As a community bank, we are less able to spread the risk of unfavorable economic conditions than larger or more regional banks. Moreover, we cannot give any assurance that we will benefit from any market growth or favorable economic conditions in our primary market areas even if they do occur.

We hold in our portfolio a significant number of land acquisition and development and construction loans, which pose more credit risk than other types of loans typically made by financial institutions.

We offer land acquisition and development, and construction loans for builders and developers. As of March 31, 2012 and December 31, 2011, we had $70.7 million, or 14%, and $87.0 million, or 15%, respectively, of our total loan portfolio represented by loans for which the related property is neither presold nor preleased. These land acquisition and development and construction loans are considered more risky than other types of loans. The primary credit risks associated with land acquisition and development and construction lending are underwriting, project risks, and market risks. Project risks include cost overruns, borrower credit risk, project completion risk, general contractor credit risk, and environmental and other hazard risks. Market risks are risks associated with the sale or leasing of the completed projects to end users. They include affordability risk, which means the risk that purchasers cannot obtain affordable financing, product design risk, and risks posed by competing projects. There can be no assurance that losses in our land acquisition and development and construction loan portfolio will not exceed our reserves, which could adversely impact our earnings. Given the current environment, the non-performing loans in our land acquisition and development and construction portfolio may increase in the second half of 2012, which could result in a material increase of our charge-offs, which will negatively impact our capital and earnings.

S-13

The deterioration in the residential mortgage market may continue to spread to commercial real estate credits, which may result in increased financial and regulatory risks and greater losses and non-performing assets, each of which may have an adverse effect on our business operations.

The losses that were initially associated with subprime residential mortgages rapidly spread into the residential mortgage market generally. These losses then continued to spread to commercial real estate credits, and we have been forced to take greater losses or retain more non-performing assets, and may continue to do so. In addition, in general commercial real estate is cyclical and poses risks of possible loss due to concentration levels and similar risks of the asset class. As of both March 31, 2012 and December 31, 2011, approximately 56% of our loan portfolio consisted of commercial real estate loans.

The amount of other real estate owned (“OREO”) may increase significantly, resulting in additional losses, and costs and expenses that will negatively affect our operations.

As the amount of OREO increases, our losses, and the costs and expenses to maintain the real estate, likewise increase. Due to the ongoing economic crisis, the amount of OREO we hold may continue to increase in the second half of 2012. Any additional increase in losses and maintenance costs and expenses due to OREO may have material adverse effects on our business, financial condition, and results of operations. Such effects may be particularly pronounced in a market of reduced real estate values and excess inventory, which may make the disposition of OREO properties more difficult, increase maintenance costs and expenses, and may reduce our ultimate realization from any OREO sales. In addition, we are required to reflect the fair market value of our OREO in our financial statements. If the OREO declines in value, we are required to recognize a loss in connection with continuing to hold the property. As a result, declines in the value of our OREO have a negative effect on our results of operations and financial condition.

Our use of appraisals in deciding whether to make a loan on or secured by real property or how to value such loan in the future may not accurately describe the net value of the real property collateral that we can realize.

In considering whether to make a loan secured by real property, we generally require an appraisal of the property. However, an appraisal is only an estimate of the value of the property at the time the appraisal is made, and, as real estate values in our market area have experienced changes in value in relatively short periods of time, this estimate might not accurately describe the net value of the real property collateral after the loan has been closed. If the appraisal does not reflect the amount that may be obtained upon any sale or foreclosure of the property, we may not realize an amount equal to the indebtedness secured by the property. In addition, we rely on appraisals and other valuation techniques to establish the value of our OREO and to determine certain loan impairments. If these valuations are inaccurate, our consolidated financial statements may not reflect the correct value of OREO, and our Allowance for Loan and Lease Losses may not reflect accurate loan impairments. The valuation of the property may negatively impact the continuing value of such loan and could adversely affect our results of operations and financial condition.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our success depends to a significant extent upon the quality of our assets, particularly loans. In originating loans, there is a substantial likelihood that we will experience credit losses. The risk of loss will vary with, among other things, general economic conditions, the type of loan, the creditworthiness of the borrower over the term of the loan, and, in the case of a collateralized loan, the quality of the collateral for the loan.

S-14

Our loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. As a result, we may experience significant loan losses, which could have a material adverse effect on our operating results. Management makes various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We maintain an allowance for loan losses in an attempt to cover any loan losses that may occur. In determining the size of the allowance, we rely on an analysis of our loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and trends in delinquencies and non-accruals, national and local economic conditions, and other pertinent information.

If our assumptions are wrong, our current allowance may not be sufficient to cover future loan losses, and we may need to make adjustments to allow for different economic conditions or adverse developments in our loan portfolio. Material additions to our allowance would materially decrease our net income. We expect our allowance to continue to fluctuate throughout the remainder of 2012; however, given current and future market conditions, we can make no assurance that our allowance will be adequate to cover future loan losses.

In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our allowance for loan losses or loan charge-offs as required by these regulators could have a negative effect on our operating results.

Changes in the interest rate environment could reduce our net interest income, which could reduce our profitability.

As a financial institution, our earnings significantly depend on our net interest income, which is the difference between the interest income that we earn on interest-earning assets, such as investment securities and loans, and the interest expense that we pay on interest-bearing liabilities, such as deposits and borrowings. Therefore, any change in general market interest rates, including changes in federal fiscal and monetary policies, affects us more than non-financial institutions and can have a significant effect on our net interest income and total income. Our assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristics of the assets and liabilities. As a result, an increase or decrease in market interest rates could have material adverse effects on our net interest margin and results of operations.

In addition, we cannot predict whether interest rates will continue to remain at present levels. Changes in interest rates may cause significant changes, up or down, in our net interest income. Depending on our portfolio of loans and investments, our results of operations may be adversely affected by changes in interest rates. In addition, any significant increase in prevailing interest rates could adversely affect our mortgage banking business because higher interest rates could cause customers to request fewer refinancings and purchase money mortgage originations.

Recent negative developments in the financial industry, and the domestic and international credit markets may adversely affect our operations and results.

Negative developments during 2008 in the global credit and derivative markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing through the remainder of 2012. As a result of this “credit crunch,” commercial as well as consumer loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. Shortfalls in public pensions, both nationally and internationally, related to the economic downturn, have caused additional uncertainty, and have the potential to erode sources of readily-available capital in the future. Global securities markets, and many bank holding company stock prices have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. If these negative trends continue, our business operations and financial results may be negatively affected.

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We face strong competition from larger, more established competitors.

The banking business is highly competitive, and we experience strong competition from many other financial institutions. We compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other financial institutions that operate in our primary market areas and elsewhere.

We compete with these institutions both in attracting deposits and in making loans, primarily on the basis of the interest rates we pay and yield on these products. In addition, we have to attract our customer base from other existing financial institutions and from new residents. Many of our competitors are well-established, much larger financial institutions. While we believe we can and do successfully compete with these other financial institutions in our markets, we may face a competitive disadvantage as a result of our smaller size and lack of geographic diversification. Further, should we fail to maintain an adequate volume of loans and deposits in accordance with our business strategy, it could have an adverse effect on our profitability in the future.

Although we compete by concentrating our marketing efforts in our primary market area with local advertisements, personal contacts, and greater flexibility in working with local customers, we can give no assurance that this strategy will be successful.

Hurricanes or other adverse weather events could negatively affect our local economies or disrupt our operations, which could have an adverse effect on our business or results of operations.

The economy of North Carolina’s coastal region is affected, from time to time, by adverse weather events, particularly hurricanes. Our market area includes several coastal communities, and we cannot predict whether, or to what extent, damage caused by future hurricanes will affect our operations, our customers, or the economies in our banking markets. However, weather events could cause a decline in loan originations, destruction or decline in the value of properties securing our loans, or an increase in the risks of delinquencies, foreclosures, and loan losses. Even if a hurricane does not cause any physical damage in our market area, a turbulent hurricane season could significantly affect the market value of all coastal property.

As a community bank, we have different lending risks than larger banks.

We provide services to our local communities. Our ability to diversify our economic risks is limited by our own local markets and economies. We lend primarily to individuals and to small- to medium-sized businesses, which may expose us to greater lending risks than those of banks lending to larger, better-capitalized businesses with longer operating histories.

We manage our credit exposure through careful monitoring of loan applicants and loan concentrations in particular industries, and through loan approval and review procedures. We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment and expectations regarding our borrowers, and the economies in which we and our borrowers operate, as well as the judgment of our regulators. We cannot assure you that our loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on our business, profitability or financial condition.

S-16

We are subject to liquidity risk in our operations.

Liquidity risk is the possibility of being unable, at a reasonable cost and within acceptable risk tolerances, to pay obligations as they come due, to capitalize on growth opportunities as they arise, or to pay regular dividends because of an inability to liquidate assets or obtain adequate funding on a timely basis. Liquidity is required to fund various obligations, including credit obligations to borrowers, mortgage originations, withdrawals by depositors, repayment of debt, dividends to stockholders, operating expenses, and capital expenditures. Liquidity is derived primarily from retail deposit growth and retention, principal and interest payments on loans and investment securities, net cash provided from operations, and access to other funding sources. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally affect our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. At present, pursuant to informal commitments between the Company and its primary regulator, we must seek prior regulatory approval prior to incurring or guaranteeing any debt or issuing any hybrid capital instruments. Our ability to borrow could also be impaired by factors that are not specific to us, such as a severe disruption in the financial markets or negative views and expectations about the prospects for the financial services industry as a whole, given the recent turmoil faced by banking organizations in the domestic and worldwide credit markets. Currently, we have access to liquidity to meet our current anticipated needs; however, our access to additional borrowed funds could become limited in the future, and we may be required to pay above market rates for additional borrowed funds, if we are able to obtain them at all, which may adversely affect our results of operations.

The impact of the current economic downturn on the performance of other financial institutions in our geographic area, actions taken by our competitors to address the current economic downturn, and the public perception of and confidence in the economy generally, and the banking industry specifically, could negatively impact our performance and operations.

All financial institutions are subject to the same risks resulting from a weakening economy such as increased charge-offs and levels of past due loans and nonperforming assets. As troubled institutions in our market area continue to recognize and dispose of problem assets, the already substantial inventory of residential homes and lots will continue to negatively affect home values and increase the time it takes us or our borrowers to sell existing inventory. The perception that troubled banking institutions (and smaller banking institutions that are not “in trouble”) are risky institutions for purposes of regulatory compliance or safeguarding deposits may cause depositors nonetheless to move their funds to larger institutions. If our depositors should move their funds based on events happening at other financial institutions, our operating results would suffer.

Piedmont is a controlling stockholder and may have interests that differ from the interests of our other stockholders.

As of the date of this prospectus supplement, Piedmont owns approximately 88% of the Company’s outstanding voting power. As a result, Piedmont will be able to control the election of our directors, determine our corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval. Such transactions may include mergers and acquisitions (which may include mergers of the Company and/or its subsidiaries with or into Piedmont or Piedmont’s other subsidiaries), sales of all or some of the Company’s assets (including sales of such assets to Piedmont or Piedmont’s other subsidiaries) or purchases of assets from Piedmont and/or Piedmont’s other subsidiaries, and other significant corporate transactions. Further, as part of these transactions, Piedmont may use its controlling interest in the Company to cause the Company to issue new shares of the Company’s common stock on such terms so as to have the effect of diluting the investment of the Company’s current stockholders.

Eight of our twelve directors, and all of our executive officers, including our Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer, are affiliated with Piedmont. Piedmont also has sufficient voting power to amend our organizational documents. The interests of Piedmont may differ from those of our other stockholders, and it may take actions that advance its interests to the detriment of our other stockholders. Additionally, Piedmont is in the business of making investments in or acquiring financial institutions and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Piedmont may also pursue, for its own account, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

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Piedmont is a bank holding company that is deemed to be a multi-bank holding company for two institutions.

Under Federal Reserve policy, and effective July 2011, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) amendments to the BHCA, every bank holding company is required to serve as a “source of strength” for each of its bank subsidiaries. Piedmont is presently deemed to be a bank holding company for the Bank, as well as for VantageSouth. Because Piedmont may be required to act as a source of strength to other depository institutions, including VantageSouth, its ability to serve as a source of strength for the Bank may be limited, which could also adversely affect the Bank’s ability to access resources of Piedmont if needed. Federal bank regulatory agencies have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution’s financial condition.

The FDIC may assess liability against the Bank for the amount of its losses and anticipated losses in the event that a commonly controlled depository institution fails or requires assistance from the FDIC to prevent its failure.

The Bank may be required to indemnify the FDIC against losses the FDIC incurs and anticipates incurring in the event of (i) the default of any other depository institution controlled by Piedmont or the Company or (ii) the receipt of assistance from the FDIC by any other depository institution controlled by Piedmont or the Company in order to prevent a default by that institution. This liability is sometimes referred to as cross guaranty liability. Accordingly, the Bank may be held liable for the FDIC’s actual and anticipated losses resulting from the failure, or assistance provided by the FDIC in order to prevent a failure, of VantageSouth and any other institution controlled by Piedmont or the Company in the future. The assessment of such liability could have a material adverse effect on the Bank’s financial condition and results of operations, which may prove a significant impediment to the future sale or merger of the Bank or otherwise frustrate the Bank’s ability to grow. In certain circumstances in which the losses or anticipated losses incurred by the FDIC prove to be sufficiently large, cross guaranty liability may result in the ultimate failure or insolvency of one or more insured depository institutions also controlled by Piedmont or the Company, including the Bank. In such an event, our stockholders could experience a complete loss of their investment. For additional information, see “Supervision and Regulation – Bank Regulation.”

As a controlled company, we are exempt from certain NASDAQ corporate governance requirements.

Our common stock is currently listed on the NASDAQ Global Market. NASDAQ generally requires a majority of directors to be independent and requires independent director oversight over the nominating and executive compensation functions. However, under NASDAQ’s rules, if another company owns more than 50% of the voting power for the election of directors of a listed company, that company is considered a “controlled company” and exempt from rules relating to independence of the board of directors and the compensation and nominating committees. We are a controlled company because Piedmont owns more than 50% of our voting power for the election of directors. Accordingly, we are exempt from certain corporate governance requirements, and holders of our capital stock may not have all the protections that these rules are intended to provide.

Risks Related to the Company’s Regulatory Environment

We are subject to extensive regulation that could limit or restrict our activities.

We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various regulatory agencies. Our compliance with these regulations, including compliance with our regulatory commitments, is costly and restricts certain of our activities, including the declaration and payment of cash dividends to common stockholders, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth and operations. Should we fail to comply with these regulatory requirements, federal and state regulators could impose additional restrictions on the activities of the Company and the Bank, which could materially affect our growth strategy and operating results in the future.

The laws and regulations applicable to the banking industry have recently changed and may continue to change, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

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The Dodd-Frank Act was enacted on July 21, 2010. The implications of the Dodd-Frank Act, or its implementing regulations, on our business are unclear at this time, but it may adversely affect our business, results of operations, and the underlying value of our common stock. The full effect of this legislation will not be even reasonably certain until implementing regulations are promulgated, which could take several years in some cases.

Some or all of the changes, including the new rulemaking authority granted to the newly-created Consumer Financial Protection Bureau, may result in greater reporting requirements, assessment fees, operational restrictions, capital requirements, and other regulatory burdens for either, or both, the Bank and the Company, and many of our non-bank competitors may remain free from such limitations. This could affect our ability to attract and maintain depositors, to offer competitive products and services, and to expand our business.

Congress may consider additional proposals to substantially change the financial institution regulatory system and to expand or contract the powers of banking institutions and bank holding companies. Such legislation may change existing banking statutes and regulations, as well as our current operating environment significantly. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand our permissible activities, or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. We cannot predict whether new legislation will be enacted and, if enacted, the effect that it, or any regulations, would have on our business, financial condition, or results of operations.

Our financial condition and results of operations are affected by credit policies of monetary authorities, particularly the Federal Reserve. Actions by monetary and fiscal authorities, including the Federal Reserve, could have an adverse effect on our deposit levels, loan demand, or business and earnings.

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We may be required to raise additional capital in the future, including through new increased minimum capital thresholds established by our regulators as part of their implementation of Basel III, but that capital may not be available when it is needed and could be dilutive to our existing stockholders, which could adversely affect our financial condition and results of operations.

We are required by regulatory authorities to maintain adequate levels of capital to support our operations, and our federal and state regulators are considering new regulations, including, but not limited to, a proposal recently issued by the Federal Reserve to implement Basel III capital standards. This proposal, if implemented, could require financial institutions to maintain higher minimum capital ratios and place a greater emphasis on common equity as a component of Tier 1 capital. In order to support the operations at the Bank, we may need to raise capital in the future. Our ability to raise capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside our control. Accordingly, we cannot assure you of our ability to raise capital, if needed, on terms acceptable to us. If we cannot raise capital when needed, our ability to operate or further expand our operations could be materially impaired. In addition, if we decide to raise equity capital under such conditions, the interest of our stockholders could be diluted.

The FDIC Deposit Insurance assessments that we are required to pay may continue to materially increase in the future, which would have an adverse effect on our earnings.

As a member institution of the FDIC, we are assessed a quarterly deposit insurance premium. Failed banks nationwide have significantly depleted the insurance fund and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments that could adversely affect our earnings.

On October 19, 2010, the FDIC adopted a Deposit Insurance Fund (“DIF”) Restoration Plan, which requires the DIF to attain a 1.35% reserve ratio by September 30, 2020. In addition, the FDIC modified the method by which assessments are determined and, effective April 1, 2011, adjusted assessment rates, which will range from 2.5 to 45 basis points (annualized), subject to adjustments for unsecured debt and, in the case of small institutions outside the lowest risk category and certain large and highly complex institutions, brokered deposits. Further increased FDIC assessment premiums, due to our risk classification, emergency assessments, or implementation of the modified DIF reserve ratio, could adversely impact our earnings.

Our agreement with the Treasury under the CPP is subject to unilateral change by the Treasury, which could adversely affect our business, financial condition, and results of operations.

Under the capital CPP, the Treasury may unilaterally amend the terms of its agreement with us in order to comply with any changes in federal law. We cannot predict the effects of any of these changes and of the associated amendments.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

S-20

The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.  Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor.  Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from the Bank and its other subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries.  In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary.  Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

We are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions.

There are various legal and regulatory prohibitions and other restrictions on the ability of the Bank and any other depository institution subsidiary of the Company to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates.  Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors and, will require regulatory approval in the future.  Dividend payments to the Company from the Bank or any other depository institution subsidiary may also be prohibited if such payments would impair the capital of the Bank or such subsidiary and in certain other cases.  In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank or any other depository institution subsidiary and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay accrued or future dividends on, or redeem, the Preferred Shares.  For example, if (i) there has occurred and continuing an event of default under the Company's trust preferred securities issued by Crescent Financial Capital Trust I (the "Trust Preferred Securities") or (ii) the Company has given notice of its election to defer payments of interest on the Trust Preferred Securities or such a deferral has occurred and is continuing, then the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (including the Preferred Shares). Further, under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company’s redemption of any of the Preferred Shares is subject to prior regulatory approval. Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed in full earlier by the Company. The Company deferred dividends on the Preferred Shares in the first, second, third and fourth quarters of 2011 and in the first quarter of 2012. On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond to (i) pay in full all amounts in arrears due to dividends on the Preferred Shares deferred during 2011 and the first quarter of 2012, and (ii) pay in full dividends on the Preferred Shares due for the second quarter of 2012. On May 15, 2012, the Company paid all such deferred cumulative dividends of $1.6 million, or $64.26 per Preferred Share, plus the dividends on the Preferred Shares due for the second quarter of 2012. At present, because of informal regulatory commitments in place between the Company and its regulators, future dividend payments by the Company will require prior approval from the Federal Reserve. As a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice.  In addition, the Federal Reserve also will require the Company to consult with it prior to increasing dividends. Future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

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In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future, although we are subject to informal commitments with our primary regulator that require that we seek prior regulatory approval prior to incurring or guaranteeing any debt or issuing any hybrid capital instruments. Accordingly, with prior regulatory approval, we and our subsidiaries may incur additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

An active trading market for the Preferred Shares may not develop or be maintained.

The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Preferred Shares in the future. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other Voting Parity Stock, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus supplement.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the BHCA, and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Shares. Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed by the Federal Reserve to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need Federal Reserve approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert, as determined under the federal banking laws and regulations) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

S-22

If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval.  If we choose to redeem the Preferred Shares in part, we have been informed by Depository Trust Company (“DTC”) that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed.  If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital.  If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the Preferred Shares that remain outstanding may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on us.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on us. See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus supplement. Any redemption by us of the Preferred Shares would require prior regulatory approval from the Federal Reserve. We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the Preferred Shares for cash.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

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Risk Factors Related to the Auction Process

The price of the Preferred Shares could decline rapidly and significantly following this offering.

The public offering price of the Preferred Shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents. Prior to this offering there has been no public market for the Preferred Shares, and the public offering price may bear no relation to market demand for the Preferred Shares once trading begins. We have been informed by both Treasury and                                             and                                             , as the auction agents, that they believe that the bidding process will reveal a clearing price for the Preferred Shares offered in the auction process, which will either be the highest price at which all of the Preferred Shares offered may be sold to bidders, if bids are received for 100% or more of the offered Preferred Shares, or the minimum bid price of $             , if bids are received for at least half, but less than all, of the offered Preferred Shares. If there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the price of the Preferred Shares would likely decline following this offering. As noted, we do not anticipate listing the Preferred Shares. Limited or less-than-expected liquidity in the Preferred Shares, including decreased liquidity due to a sale of less than all of the offered Preferred Shares, could also cause the trading price of the Preferred Shares to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Preferred Shares after the initial sales of the Preferred Shares in this offering. If your objective is to make a short-term profit by selling the Preferred Shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of Preferred Shares in this offering may infer that there is little incremental demand for the Preferred Shares above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the Preferred Shares and could seek to immediately sell their Preferred Shares to limit their losses should the price of the Preferred Shares decline in trading after the auction process is completed. In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the Preferred Shares in the public market and a significant decline in the trading price of the Preferred Shares. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Preferred Shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of Preferred Shares begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the Preferred Shares. As a result, the trading price of the Preferred Shares may decrease once trading of the Preferred Shares begins. Also, because professional investors may have a substantial degree of influence on the trading price of the Preferred Shares over time, the trading price of the Preferred Shares may decline and not recover after this offering. Furthermore, if the public offering price of the Preferred Shares is above the level that investors determine is reasonable for the Preferred Shares, some investors may attempt to short sell the Preferred Shares after trading begins, which would create additional downward pressure on the trading price of the Preferred Shares.

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Piedmont may participate in the auction process and, if it does so, that could have the effect of raising the clearing price and decreasing liquidity in the market for the Preferred Shares.

We have been advised by Piedmont, which owns approximately 88% of our outstanding shares of common stock, that it may, subject to prior regulatory approval by the Federal Reserve, submit bids for the Preferred Shares in the auction process. You will not be notified by the auction agents, the network brokers or the selling shareholder whether Piedmont has bid in the auction process or, should Piedmont elect to participate in the auction process, the terms of any bid or bids it may place. Although Piedmont will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, in some cases the submission of bids by Piedmont could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case Piedmont would still be required to purchase any Preferred Shares for which it had submitted bids at the clearing price). Piedmont may bid at a price or prices per share that is less than the liquidation preference per Preferred Share.  In addition, to the extent Piedmont purchases any Preferred Shares, the liquidity of any market for the Preferred Shares may decrease, particularly if any such purchases represent a significant percentage of the outstanding Preferred Shares.

The clearing price for the Preferred Shares may bear little or no relationship to the price for the Preferred Shares that would be established using traditional valuation methods, and, as a result, the trading price of the Preferred Shares may decline significantly following the issuance of the Preferred Shares.

The public offering price of the Preferred Shares will be equal to the clearing price plus accrued dividends thereon. The clearing price of the Preferred Shares may have little or no relationship to, and may be significantly higher than, the price for the Preferred Shares that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts. The trading price of the Preferred Shares may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Preferred Shares could decline significantly.

Successful bidders may receive the full number of Preferred Shares subject to their bids, so potential investors should not make bids for more Preferred Shares than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis, if appropriate) among bids made at the clearing price. If Treasury elects to sell any Preferred Shares in this offering, the bids of successful bidders that are above the clearing price will be allocated all of the Preferred Shares represented by such bids, and only accepted bids submitted at the clearing price, in certain cases, will experience pro-rata allocation, if any. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of Preferred Shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of Preferred Shares that they are willing and prepared to purchase.

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Submitting a bid does not guarantee an allocation of Preferred Shares, even if a bidder submits a bid at or above the public offering price of the Preferred Shares.

The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Preferred Shares even if the bid is at or above the public offering price. The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for 100% or more of the offered Preferred Shares are received, and Treasury elects to sell any Preferred Shares in the auction, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received. If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received (but not less than half), then all bids will experience equal pro-rata allocation. Treasury could also decide, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the Preferred Shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Preferred Shares will be sold.

If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered Preferred Shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price is determined. The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price of the offered Preferred Shares that can be sold in the auction. If, however, bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold. If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering. The liquidity of the Preferred Shares may be limited if less than all of the offered Preferred Shares are sold by Treasury. Possible future sales of Treasury’s remaining Preferred Shares, if any, that are held following this offering, could affect the trading price of the Preferred Shares sold in this offering.

Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

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USE OF PROCEEDS

The Preferred Shares offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this prospectus supplement.

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DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Company’s Amended and Restated Certificate of Incorporation, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K12G3 filed on November 16, 2011 and incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

General

The Preferred Shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 24,900 shares, no par value, having a liquidation preference amount of $1,000 per share. The Preferred Shares have no maturity date. Our predecessor, CFC, issued the CFC Preferred Shares and a warrant to purchase 833,705 of the shares of its common stock (the “CFC Warrant”) to Treasury on January 9, 2009 in connection with the CPP for an aggregate purchase price of $24.9 million in a private placement exempt from the registration requirements of the Securities Act. On November 15, 2011, in connection with the Reincorporation, we assumed the obligations and responsibilities of our predecessor with respect to Treasury and issued the Preferred Shares and a warrant to purchase 833,705 of the shares of our common stock to Treasury in exchange for the previously issued CFC Preferred Shares and the CFC Warrant, respectively, also in a transaction exempt from the registration requirements of the Securities Act. The Preferred Shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 9, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

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Dividends on the Preferred Shares are cumulative. If for any reason our board of directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

Priority of Dividends. So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of the Preferred Shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date. We have not applied for such regulatory approval and have no present intention to redeem, in whole or in part, the Preferred Shares before February 15, 2014. However, we do intend to explore future alternatives with respect to redeeming the Preferred Shares, but our ability to do so will depend on then-present facts and circumstances and the amount of capital we hold or can raise at the holding company level.

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To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Preferred Shares must state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

No Conversion Rights

Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

If we do not pay dividends on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a single class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

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Under the Company’s Amended and Restated Bylaws, nominations of directors by holders of the Preferred Shares and Voting Parity Stock must be made by delivering written notice to the Corporate Secretary of the Company (a) in the case of an annual meeting, no later than 90 days before, but no earlier than 120 days before, the first anniversary of the preceding year’s annual meeting, and (b) in the case of a special meeting at which Preferred Directors are to be elected, no earlier than 120 days before such special meeting and no later than 90 days before such special meeting and 10 days before the public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made. The notice must specify (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of each class and series of capital stock of the Company which are beneficially owned by each such nominee and (iii) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee. The Company does not intend to make any nominations with respect to the two additional directors. There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the Preferred Directors.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed by the Federal Reserve to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need Federal Reserve approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert, as determined under the federal banking laws and regulations) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Delaware law or by our Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

•	amend or alter our Amended and Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•	amend, alter or repeal any provision of our Amended and Restated Certificate of Incorporation in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

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•	consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however , that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 9, 2009, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

Book-Entry Procedures

DTC will act as securities depositary for the Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Preferred Shares sold in the auction. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the Preferred Shares may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

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When you purchase Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Preferred Shares on DTC’s records. You, as the actual owner of the Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Preferred Shares will be sent to Cede & Co. If less than all of the Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

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DTC may discontinue providing its services as securities depositary with respect to the Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Shares. In that event, we will print and deliver certificates in fully registered form for Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the Preferred Shares. That process differs from methods traditionally used in other underwritten public offerings. Treasury and the underwriters will determine the public offering price and the allocation of the Preferred Shares in this offering by an auction process conducted by the joint book-running managers,             and             , in their capacity as the “auction agents.” This auction process will involve a modified “Dutch auction” mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the Preferred Shares. Although we do not intend to submit any bids in the auction, we have been advised by Piedmont, which, as of the date of this prospectus supplement, owns approximately 88% of our outstanding shares of common stock, that it may, subject to prior regulatory approval by the Federal Reserve, submit one or more bids for the Preferred Shares. After the auction closes and bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the Preferred Shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate Preferred Shares to the winning bidders. The clearing price for the Preferred Shares may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors — Risk Factors Related to the Auction Process” beginning on page S-24 of this prospectus supplement.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker. If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agents, as described below under “— The Auction Process — The Bidding Process.”

Because the Preferred Shares are complex financial instruments for which there is no established trading market, the auction agents, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Preferred Shares is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority (“FINRA”). If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction. Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

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•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

•	the minimum bid price was agreed by the auction agents and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agents considered in determining the minimum bid price;

•	if valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid);

•	if valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price per share in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold;

•	if bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering;

•	if there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the trading price of the Preferred Shares will decline;

•	the liquidity of any market for the Preferred Shares may be affected by the number of Preferred Shares that Treasury elects to sell in this offering, and the price of the Preferred Shares may decline if the Preferred Shares are illiquid;

•	the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, Treasury or us have undertaken any efforts to qualify the Preferred Shares for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

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Even if a bidder places a bid in the auction, it may not receive an allocation of the Preferred Shares in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of Preferred Shares you seek to purchase and the price per share you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process:                   . The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the Preferred Shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agents will conduct the auction process:

General

•	The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on the second business day immediately thereafter (the “submission deadline”). Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction. The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum bid price is $ per Preferred Share with a minimum size for any bid of one Preferred Share.

The Bidding Process

•	The auction agents and the network brokers will only accept bids in the auction process in increments of whole Preferred Shares; no fractional interests will be sold.

•	No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per share that you or any other bidder can bid in the auction. Each bid must specify a price at or above the minimum bid price of $ (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share or such bid will be rejected.

•	Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

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•	the number of Preferred Shares that you are interested in purchasing (only in whole shares—no fractional interests);

•	the price per share you are willing to pay (such bid price to be in increments of $0.01 at or above the minimum bid price of $ per Preferred Share with a minimum size for any bid of one Preferred Share); and

•	any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Preferred Shares to you.

•	You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Consequently, the sum of your bid sizes should be no more than the total number of Preferred Shares you are willing to purchase. In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

•	At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Preferred Shares bid for or the price bid per share and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through an auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•	Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of Preferred Shares.

•	A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•	If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

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•	No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the Preferred Shares. However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the Preferred Shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

•	The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

•	If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid). If valid, irrevocable bids for 100% or more of the offered Preferred Shares are received, any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received.

•	If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold, and in such a case if Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation.

•	If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.

•	Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, all Preferred Shares will be sold to bidders at the clearing price plus accrued dividends thereon.

•	Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury. Treasury may decide not to sell any Preferred Shares after the clearing price is determined or, in the case where bids are reserved for at least half, but less than all, of the offered Preferred Shares, may decide to sell only a portion (but not less than half) of the offered Preferred Shares. Once Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents will confirm allocations of Preferred Shares to its clients and the network brokers. The underwriters will sell all Preferred Shares at the same price per share plus accrued dividends.

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•	If Treasury elects to sell Preferred Shares in the offering, allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis if appropriate) among bids made at the clearing price. Any pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Preferred Shares to be allocated at the bidding increment equal to the clearing price by the number of Preferred Shares represented by bids at that bidding increment. Each accepted bid submitted at the clearing price will be allocated a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by its bid, rounded to the nearest whole number of Preferred Shares. In no case, however, will any rounded amount exceed the original bid size.

•	After Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•	The clearing price and number of Preferred Shares to be sold are expected to be announced via press release on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

•	Sales to investors will be settled through your account with the broker through which your bid was submitted.

•	If you submit bids that are accepted by Treasury, you will be obligated to purchase the Preferred Shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the Preferred Shares that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Preferred Shares.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•	Potential Request for Reconfirmation . The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than an auction agent), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

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•	Notice of Acceptance . Notification as to whether any of your bids are successful and have been accepted by Treasury. This notification will include the final clearing price. If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

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SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relates likely would be barred. See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.”

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The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of               , 2012, the number of Preferred Shares being offered by Treasury in this offering, and the number of Preferred Shares to be beneficially owned by Treasury after this offering, assuming all the Preferred Shares offered by Treasury in this offering are sold. The percentages below are calculated based on 24,900 Preferred Shares issued and outstanding as of            , 2012.

	Beneficial Ownership Prior to the Offering(1)(2)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent	Preferred Shares Being Offered	Number of Preferred Shares Beneficially Owned(1)(2)	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	24,900	100%	24,900	0	0%

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.
(2)	Treasury also owns a warrant to purchase 833,705 of the shares of our common stock.

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U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

Distributions on the Preferred Shares. In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the Preferred Shares.”

Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

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Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares. On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

•	the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•	your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•	the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

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If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under “U.S. Holders - Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding. Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares. Distributions treated as dividends as described above under “U.S. Holders – Distributions on the Preferred Shares” paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

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Sale or Redemption of the Preferred Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (i) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (ii) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (iii) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (iv) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders – Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “–Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

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New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

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UNDERWRITING

Treasury is offering the Preferred Shares through                             and                          as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated                  , 2012, govern the sale and purchase of the Preferred Shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of Preferred Shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Preferred Shares

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preferred Shares that Treasury determines to sell, if any are purchased. The number of Preferred Shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the Preferred Shares for sale pursuant to the auction process described above under “Auction Process.” Preferred Shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for Preferred Shares at any price in increments of $0.01. The offering of the Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” Treasury may decide not to sell any Preferred Shares in the auction process, regardless of the clearing price set in the auction process.

The underwriters are committed to purchase and pay for all such Preferred Shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)
Proceeds to Treasury(1)

(1)	Plus accrued dividends from and including May 15, 2012.

(2)	Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

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We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $150,000 and are payable by us.

Restriction on Sales of Securities

We and Treasury have each agreed with the underwriters, for the period beginning on and including the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable, for preferred stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our Preferred Shares back to us. The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the Preferred Shares and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase Preferred Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of Preferred Shares while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Preferred Shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

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Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as ‘‘relevant persons’’). The Preferred Shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the ‘‘EEA’’) that has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any Preferred Shares that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than ‘‘qualified investors,’’ as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Preferred Shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any Preferred Shares’’ in relation to the Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase the Preferred Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

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Conflict of Interest; Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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SUPERVISION AND REGULATION

We are extensively regulated and are subject to a comprehensive regulatory framework that imposes restrictions on our activities, minimum capital requirements, lending and deposit restrictions, and numerous other requirements. This system of regulation is primarily intended for the protection of depositors, federal deposit insurance funds and the banking system as a whole, rather than for the protection of stockholders and creditors. Many of these laws and regulations have undergone significant changes in recent years and are likely to change in the future. Future legislative or regulatory change, or changes in enforcement practices or court rulings, may have a material adverse effect on us.

Bank Holding Company Regulation

Because the Company owns all of the capital stock of the Bank, we are a bank holding company under the BHCA. As a result, we are primarily subject to the supervision, examination, and reporting requirements of the BHCA and the regulations promulgated by the Federal Reserve under the BHCA. As a bank holding company located in North Carolina, the North Carolina Commissioner of Banks (the “Commissioner”) also regulates and monitors all significant aspects of our operations.

In addition, our principal stockholder, Piedmont, is deemed to control the Company and the Bank by virtue of its ownership position in our common stock. As a result, Piedmont is also deemed to be a bank holding company and is subject to the same requirements of the BHCA and the regulations promulgated by the Federal Reserve under the BHCA. The Commissioner also regulates and monitors the operations of Piedmont.

Under the Federal Reserve policy, we are expected to act as a source of financial strength for the Bank and to commit resources to support the Bank. In addition, pursuant to the Dodd-Frank Act, as of July 2011, the Federal Reserve has issued rules that require a bank holding company to serve as a source of financial strength for any depository institution subsidiary. This support may be required at times when, without this Federal Reserve policy or the impending rules, we might not be inclined to provide it. In addition, any capital loans made by us to the Bank will be repaid only after the Bank’s deposits and various other obligations are repaid in full. In the unlikely event of our bankruptcy, any commitment that we give to a bank regulatory agency to maintain the capital of the Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Like the Company, our principal stockholder, Piedmont, is subject to similar obligations to serve as a source of strength to its subsidiary financial institutions. In addition to its holdings in the Company, Piedmont currently owns 100% of VantageSouth. Under federal law, Piedmont is required to serve as a source of strength to each of the Bank and VantageSouth. Because Piedmont is a source of strength to both the Bank and VantageSouth, should VantageSouth at some point require the support of Piedmont, it could adversely affect the Bank’s ability to similarly access the resources of Piedmont in the future. Federal bank regulatory agencies have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution’s financial condition.

Bank Regulation

Because the Bank is a commercial bank chartered under the laws of the State of North Carolina, it is primarily subject to the supervision, examination, and reporting requirements of the FDIC and the Commissioner.

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The Federal Deposit Insurance Act (the “FDIA”) is among the laws and regulations to which the Bank is subject. As a part of the amendments to the FDIA instituted by the enactment of the Financial Institution Reform Recovery and Enforcement Act, the FDIC was given the authority to assess liability against any insured depository institution such as the Bank for the FDIC’s losses and anticipated losses in connection with the default of a commonly controlled institution or assistance provided by the FDIC to a commonly controlled institution in order to prevent a default. This type of liability is sometimes referred to as cross guaranty liability. A “default” is generally defined as the appointment of a conservator or receiver, and “in danger of default” is generally defined as the existence of certain conditions indicating that default is likely to occur in the absence of regulatory assistance. A default is typically associated with the failure of a depository institution.

Institutions are generally considered to be “commonly controlled” if they have a common bank holding company or if one depository institution is controlled by another depository institution. The Bank is deemed to be controlled by both the Company and Piedmont. Therefore, the Bank could be assessed liability by the FDIC for its losses and anticipated losses in connection with the default, or assistance provided by the FDIC in order to prevent a default, by any depository institution that is also deemed to be controlled by the Company or Piedmont, including VantageSouth.

The FDIC is empowered by the FDIA to assess the full amount of its losses and anticipated losses to commonly controlled institutions. In certain circumstances in which the losses or anticipated losses incurred by the FDIC are sufficiently large, cross guaranty liability may result in the ultimate failure or insolvency of the institution that is subject to the assessment. However, the FDIC is also empowered to waive the assessment of cross guaranty liability if it deems such a waiver to be in the best interests of the DIF. In practice, the FDIC has also settled assessments of cross guaranty liability for less than the full amount of the loss estimated to the DIF.

VantageSouth is currently the only depository institution considered to be a “commonly controlled” institution with the Bank. As of March 31, 2012, VantageSouth reported total assets of $257.3 million, gross loans of $190.0 million, other real estate owned of $2.8 million, reserves for loan losses of $870 thousand (principally to cover loans originated after VantageSouth was acquired by Piedmont), total deposits of $217.7 million, other borrowings of $12.9 million, and total bank equity capital of $26.6 million. In addition, as of March 31, 2012, VantageSouth reported total securities, cash and federal funds sold and securities repurchased under agreements to resell of $23.7 million, $7.2 million, and $16.2 million, respectively. As of the same date, VantageSouth had unused commitments to extend credit of $29.7 million.

As of March 31, 2012, VantageSouth reported a total risk-based capital ratio of 11.63%, a Tier 1 risk-based capital ratio of 11.18% and a Tier 1 leverage ratio of 8.93%. VantageSouth reported net income for the year ended December 31, 2011 of $106 thousand, and a net loss of $120 thousand for the three months ended March 31, 2012. As of December 31, 2011 and March 31, 2012, VantageSouth was considered to be well-capitalized and in satisfactory condition for regulatory purposes.

Restrictions on Executive Compensation

Following Treasury’s purchase of the Preferred Shares and prior to the Piedmont Investment, the Company was required to follow certain corporate governance and compensation standards, including limitations on the compensation of our senior executive officers, applicable in certain situations to a CPP recipient. In that regard, our executive officers executed waivers related to their compensation and entered into executive compensation modification agreements to ensure our compliance with the laws and regulations governing our participation in the CPP. These corporate governance and compensation standards ceased to apply to the Company following the completion of the Piedmont Investment, as relevant regulatory guidance promulgated by Treasury provides that the CPP executive compensation restrictions do not apply to the acquirer of a CPP recipient in an acquisition of any form.

For additional information about the laws and regulations applicable to us, see “Supervision and Regulation” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and “Executive Compensation” in our Definitive Proxy Statement related to our 2012 annual meeting of stockholders, which information is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as “Risk Factors— Piedmont is a bank holding company that is deemed to be a multi-bank holding company for two institutions” and “—The FDIC may assess liability against the Bank for the amount of its losses and anticipated losses in the event that a commonly controlled depository institution fails or requires assistance from the FDIC to prevent its failure” in this prospectus supplement.

LEGAL MATTERS

The validity of the Preferred Shares offered by this prospectus supplement and certain other legal matters will be passed upon for us by Bryan Cave LLP, New York, New York. The underwriters are represented by

EXPERTS

Our consolidated financial statements as of December 31, 2011 (Successor) and 2010 (Predecessor), and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of Dixon Hughes Goodman LLP, registered independent public accountants, incorporated by reference herein and therein given upon the authority of said firm as experts in accounting and auditing.

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24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Co-Managers

, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2012

PROSPECTUS

CRESCENT FINANCIAL BANCSHARES, INC.

24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
Liquidation Preference Amount $1,000 Per Share

 Crescent Financial Bancshares, Inc. is the holding company for Crescent State Bank, a North Carolina state bank headquartered in Raleigh, North Carolina.

This prospectus relates to the potential resale from time to time by selling securityholders of 24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share.

The shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or CFC Preferred Stock, were originally issued by our predecessor, Crescent Financial Corporation, on January 9, 2009 to the United States Department of the Treasury, which we refer to as Treasury or the initial selling securityholder, as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. On November 15, 2011, in connection with a reincorporation of Crescent Financial Corporation, we assumed the obligations and responsibilities of our predecessor with respect to Treasury and issued to Treasury 24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, in exchange for the previously issued 24,900 shares of CFC Preferred Stock, also in a transaction exempt from the registration requirements of the Securities Act.

Dividends on the shares of Series A Preferred Stock are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum for the first five years, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We may redeem the Series A Preferred Stock, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to the per share liquidation amount of $1,000, plus any accrued and unpaid dividends to but excluding the date fixed for redemption.

The initial selling securityholder and its successors, including transferees, to which we collectively refer as the selling securityholders, may offer the Series A Preferred Stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We will not receive any proceeds from the sale of securities by the selling securityholders.

The Series A Preferred Stock is not listed on any exchange, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange. Our common stock is traded on the Nasdaq Global Market under the symbol “CRFN.”

You should read this prospectus and any supplements carefully before you invest. Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors,” beginning on page 3 of this prospectus, and elsewhere in the documents we file with the Securities and Exchange Commission, or SEC, that are incorporated in this prospectus by reference, including our Annual Report on Form 10-K for the year ended December 31, 2011.

Neither the SEC nor any state securities commission has approved or disapproved our securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is ________________, 2012

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Crescent” and the “Company” to refer to Crescent Financial Bancshares, Inc. The term “Bank” refers to our wholly-owned subsidiary, Crescent State Bank (unless the context indicates another meaning).

This prospectus is part of a registration statement we filed with the SEC, under which the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add to, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplements together with the additional information described under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our Series A Preferred Stock occurs.

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Where You Can Find More Information

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at http://www.crescentstatebank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

Incorporation of Certain Information by Reference

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 15, 2012;

•	our Current Reports on Form 8-K filed with the SEC since December 31, 2011; and

•	our Definitive Proxy on Schedule 14A filed on April 5, 2012.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered these incorporated documents without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, upon request received in writing or by telephone at the following address:

Jonathan Hornaday

Corporate Secretary
Crescent Financial Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

These incorporated documents may also be available on our website at www.crescentstatebank.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulations; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, including our Annual Report on Form 10-K for the year ended December 31, 2011, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information about Crescent and a general description of the securities that may be offered for resale by the selling securityholders. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities offered by the selling securityholders, you should carefully read this entire prospectus, including the “Risk Factors” section, any applicable prospectus supplement for these securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Crescent Financial Bancshares, Inc.

We are a holding company incorporated under the laws of Delaware on March 28, 2011 and a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011 (the “Reincorporation”). In the Reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of our common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. We operate for the primary purpose of serving as the holding company for the Bank.

The Bank was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. The Bank operates fifteen (15) full service branch offices in the communities of Cary (2), Apex, Clayton, Holly Springs, Pinehurst, Raleigh (3), Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina.

The Bank is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets we serve. We are accomplishing this by creating mutually beneficial and robust relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions.

We offer a broad range of banking services, including checking and savings accounts, money market accounts, individual retirement accounts, certificates of deposit, commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through our branch network and certain services are offered through our online banking platform. We believe that we operate in attractive banking markets with long-term growth potential.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2011. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Our principal office is located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 and our telephone number is (919) 659-9000. Our website address is at www.crescentstatebank.com. Information on our website, or that can be accessed through our website, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

Securities Being Offered

On January 9, 2009, our predecessor, CFC, issued 24,900 shares of its CFC Preferred Stock pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement – Standard Terms, between CFC and Treasury (the “Securities Purchase Agreement”), as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program. The issuance of the CFC Preferred Stock was completed in a private placement to Treasury exempt from the registration requirements of the Securities Act.

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On November 15, 2011, in connection with the Reincorporation, we, CFC and Treasury entered into a letter agreement (the “TARP Letter Agreement”) pursuant to which we assumed CFC’s covenants, agreements, and conditions under the Securities Purchase Agreement. Additionally, we issued to Treasury 24,900 shares of our Series A Preferred Stock in exchange for the previously issued 24,900 shares of CFC Preferred Stock. The terms of the Series A Preferred Stock are substantially identical to the previously outstanding CFC Preferred Stock, and the issuance of the Series A Preferred Stock was also exempt from the registration requirements of the Securities Act.

We are required under the terms of the Securities Purchase Agreement to register for resale the shares of the Series A Preferred Stock. The terms of the Series A Preferred Stock are described under “Description of Series A Preferred Stock.” The Securities Purchase Agreement and the TARP Letter Agreement are attached as Exhibit 10.1 to our Current Report on Form 8-K filed on January 14, 2009 and Exhibit 10.1 to our Current Report on Form 8-K filed on November 17, 2011, respectively, and incorporated into this prospectus by reference. See “Where You Can Find More Information.”

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RISK FACTORS

Ownership of the Series A Preferred Stock involves certain risks. You should consider carefully the risks and uncertainties described in, or incorporated by reference in, this prospectus, including the risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in any other reports that we file with the SEC, along with the other information included or incorporated by reference in this prospectus, in evaluating an investment in the Series A Preferred Stock. The information included or incorporated by reference in this prospectus may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of the Series A Preferred Stock to decline significantly, and you may lose part or all of your investment.  We refer to any effect contemplated in the proceeding two sentences, collectivity, as a “material adverse effect on us” or comparable text.

Risks Related to the Series A Preferred Stock

The Series A Preferred Stock is equity and is subordinated to all of our existing and future indebtedness; and the Series A Preferred Stock places no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

Shares of the Series A Preferred Stock are equity interests in the Company and do not constitute indebtedness. As such, the Series A Preferred Stock, like our common stock, ranks junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Series A Preferred Stock, there is no stated maturity date (although the Series A Preferred Stock is subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

The shares of Series A Preferred Stock are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Series A Preferred Stock or to make funds available therefor. Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Series A Preferred Stock will be highly dependent upon the receipt of dividends, fees and other amounts from the Bank and its other subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary. Accordingly, the holders of the Series A Preferred Stock will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

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We are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Series A Preferred Stock, which is subject to various prohibitions and other restrictions.

There are various legal and regulatory prohibitions and other restrictions on the ability of the Bank and any other depository institution subsidiary of the Company to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and, will require regulatory approval in the future. Dividend payments to the Company from the Bank or any other depository institution subsidiary may also be prohibited if such payments would impair the capital of the Bank or such subsidiary and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank or any other depository institution subsidiary and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay accrued or future dividends on, or redeem, the Series A Preferred Stock. For example, if (i) there has occurred and continuing an event of default under the Company's trust preferred securities issued by Crescent Financial Capital Trust I (the "Trust Preferred Securities") or (ii) the Company has given notice of its election to defer payments of interest on the Trust Preferred Securities or such a deferral has occurred and is continuing, then the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (including the Series A Preferred Stock).  Further, under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Series A Preferred Stock, the Company’s redemption of any of the Series A Preferred Stock is subject to prior regulatory approval. Dividends on the shares of Series A Preferred Stock are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed in full earlier by the Company. The Company deferred dividends on the Series A Preferred Stock in the first, second, third and fourth quarters of 2011 and in the first quarter of 2012. On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond to (i) pay in full all amounts in arrears due to dividends on the Series A Preferred Stock deferred during 2011 and the first quarter of 2012, and (ii) pay in full dividends on Series A Preferred Stock due for the second quarter of 2012. On May 15, 2012, the Company paid all such deferred cumulative dividends of $1.6 million, or $64.26 per Preferred Share, plus the dividends on the Preferred Shares due for the second quarter of 2012. At present, because of informal regulatory commitments in place between the Company and its regulators, future dividend payments by the Company will require prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice. In addition, the Federal Reserve also will require the Company to consult with it prior to increasing dividends. Future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

 In addition, the terms of the Series A Preferred Stock do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future, although we are subject to informal commitments with our primary regulator that require that we seek prior regulatory approval prior to incurring or guaranteeing any debt or issuing any hybrid capital instruments. Accordingly, with prior regulatory approval, we and our subsidiaries may incur additional debt and other obligations that will rank senior to the Series A Preferred Stock or to which the Series A Preferred Stock will be structurally subordinated.

An active trading market for the Series A Preferred Stock may not develop or be maintained.

The Series A Preferred Stock is not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Series A Preferred Stock in the future. There can be no assurance that an active trading market for the Series A Preferred Stock will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Series A Preferred Stock may be materially and adversely affected.

The Series A Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Series A Preferred Stock. The terms of any such future preferred stock expressly senior to the Series A Preferred Stock may prohibit or otherwise restrict dividend payments on the Series A Preferred Stock. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Series A Preferred Stock have been paid for the relevant periods, no dividends will be paid on the Series A Preferred Stock, and no shares of the Series A Preferred Stock may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Series A Preferred Stock until all amounts due to holders of such senior preferred stock are paid in full.

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Holders of the Series A Preferred Stock have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Series A Preferred Stock for six quarterly periods, whether or not consecutive, the holders of the Series A Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the Series A Preferred Stock and certain other matters and except as may be required by applicable law. If dividends on the Series A Preferred Stock are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on our board of directors will automatically increase by two and the holders of the Series A Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Series A Preferred Stock—Voting.”

We are subject to extensive regulation, and ownership of the Series A Preferred Stock may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of the Series A Preferred Stock, including, for example, our ability to declare and pay dividends on, and to redeem, the Series A Preferred Stock. Although the Company does not believe the Series A Preferred Stock is considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Series A Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series A Preferred Stock, or a holder of a lesser percentage of our Series A Preferred Stock that is deemed by the Federal Reserve to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Series A Preferred Stock become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need Federal Reserve approval to acquire or retain more than 5% of the then outstanding Series A Preferred Stock, and (b) any holder (or group of holders acting in concert, as determined under the federal banking laws and regulations) may need regulatory approval to acquire or retain 10% or more of the Series A Preferred Stock. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Series A Preferred Stock should consult their own counsel with regard to regulatory implications.

If we redeem the Series A Preferred Stock, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Series A Preferred Stock, in whole or in part, at our option at any time, subject to prior regulatory approval. If we choose to redeem the Series A Preferred Stock in part, we have been informed by the Depository Trust Company that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed. If we choose to redeem the Series A Preferred Stock, we are likely to do so if we are able to obtain a lower cost of capital. If prevailing interest rates are relatively low if or when we choose to redeem the Series A Preferred Stock, you generally will  not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Series A Preferred Stock in part, the liquidity of the Series A Preferred Stock that remains outstanding may be limited.

If we do not redeem the Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on us.

We have the right to redeem the Series A Preferred Stock, in whole or in part, at our option at any time. If we do not redeem the Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on us. See “Description of Series A Preferred Stock—Redemption.”  Any redemption by us of the Series A Preferred Stock would require prior regulatory approval from the Federal Reserve. We have not applied for such regulatory approval and have no present intention to redeem the Series A Preferred Stock, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the Series A Preferred Stock for cash.

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Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of the Series A Preferred Stock may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any supplement to this prospectus, the registration statement of which this prospectus or the documents incorporated by reference in this prospectus are a part or resulting from any other act or omission in connection with the offering of the Series A Preferred Stock by Treasury would likely be barred.

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USE OF PROCEEDS

All securities sold pursuant to this prospectus will be sold by the selling securityholders and we will not receive the proceeds from such sales.

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DESCRIPTION OF SERIES A Preferred Stock

As of the date of this prospectus, our capital structure consists of 75,000,000 authorized shares of common stock, $0.001 par value per share, and 5,000,000 authorized shares of preferred stock, no par value. We have designated 24,900 shares of our authorized preferred stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” which we refer to in this prospectus as the Series A Preferred Stock. We issued these shares to Treasury on November 15, 2011 to replace, as a result of the Reincorporation, the previously outstanding 24,900 shares of CFC Preferred Stock, which our predecessor issued on January 9, 2009, pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program. The following is a summary of the material provisions of the Series A Preferred Stock, which are substantially identical to the terms of the CFC Preferred Stock. The full terms of the Series A Preferred Stock are set forth in Exhibit 3(i) to the registration statement of which this prospectus is a part and incorporated by reference herein.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank senior to our common stock.

Dividend

Cumulative dividends on shares of the Series A Preferred Stock accrue on the liquidation value of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue from January 9, 2009 to, but excluding, February 15, 2014. From and after February 15, 2014, such rate will increase to 9% per annum, if, as and when declared by our board of directors out of funds legally available therefor. Dividends will be payable in arrears on the 15th day of February, May, August and November of each year. Dividends will be payable to holders of record as they appear in the stock register of the Company at the close of business on the applicable record date, which shall be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors or any duly authorized committee of the board of directors that is not more than 60 nor less than 10 days prior to such dividend payment date.

Dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized. Accumulated but unpaid dividends on the Series A Preferred Stock shall bear interest at the applicable dividend rate, unless and otherwise prohibited or limited by applicable law, and shall be compounded (i.e., dividends are paid on the amount of unpaid dividends). The Series A Preferred Stock has no maturity date.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or any other junior stock, other than a dividend payable solely in common stock. We also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or any other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice;

•	purchases or other acquisitions by an affiliated broker-dealer solely for the purpose of market-making, stabilization or customer facilitation transactions in common stock or any other junior stock or parity stock in the ordinary course of its business;

•	purchases by an affiliated broker-dealer for resale pursuant to our offering of capital stock that is underwritten by an affiliated broker-dealer;

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•	any dividends or distributions of rights or junior stock in connection with any stockholders’ rights plan or repurchases of rights pursuant to any stockholders’ rights plan;

•	acquisition of record ownership of common stock or any other junior stock or parity stock for the beneficial ownership of any person other than the Company or any of its subsidiaries, including as trustee or custodian; and

•	the exchange or conversion of common stock or any other junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period related to such dividend payment date for the Series A Preferred Stock) with respect to the Series A Preferred Stock and any other parity stock shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A Preferred Stock and any other parity stock payable on such dividend payment date bear to each other.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Rights Upon Liquidation

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation amount of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Redemption

We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, subject to prior approval by the appropriate federal banking agency.

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In any redemption, the redemption price is an amount equal to the per share liquidation amount of $1,000, plus accrued and unpaid dividends, if any, thereon to but excluding, the date fixed for redemption.

Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price upon such surrender. If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set apart, then from and after the redemption date dividends will cease to accumulate on such Series A Preferred Stock, such stock shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except the right to receive the redemption price.

Notice of redemption will be given to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Company. Any notice properly sent shall be presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

The Series A Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a duly authorized committee thereof may determine to be fair and equitable.

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Conversion

Shares of Series A Preferred Stock are not convertible.

Voting

The holders of Series A Preferred Stock will have no voting rights, except as otherwise from time to time required by applicable law and voting group rights on matters as set forth below:

• any authorization or issuance of shares ranking senior to the Series A Preferred Stock;

• any amendment to the rights of the Series A Preferred Stock; or

• any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Stock.

Any class vote held on the above matters entitles each share of Series A Preferred Stock to one vote and requires approval of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at such time.

If dividends on the Series A Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any stock ranking on parity with the Series A Preferred Stock, voting together as a group, to elect two directors to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full at which time such right shall terminate.

Securities Are Not Insured by the FDIC.

Investments in the Series A Preferred Stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

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PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell all or a portion of the Series A Preferred Stock owned by them and offered by this prospectus from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Series A Preferred Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which our Series A Preferred Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the Series A Preferred Stock or otherwise, the selling securityholders may loan or pledge the Series A Preferred Stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the Series A Preferred Stock will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the Series A Preferred Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number of shares of Series A Preferred Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless we are requested to do so by Treasury. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

As described above, on January 9, 2009, our predecessor, CFC, issued 24,900 shares of CFC Preferred Stock to Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. On November 15, 2011, in connection with the Reincorporation, we issued to Treasury 24,900 shares of our Series A Preferred Stock in exchange for the previously issued 24,900 shares of CFC Preferred Stock, also in a transaction exempt from the registration requirements of the Securities Act.

The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of 24,900 shares of our Series A Preferred Stock.

For purposes of this prospectus, we have assumed that, after completion of the offering, no shares of our Series A Preferred Stock will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to our Series A Preferred Stock.

We do not know when or in what amounts the selling securityholders may offer shares of the Series A Preferred Stock for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of our Series A Preferred Stock is subject to any agreements, arrangements or understandings, we cannot estimate the number of shares of our Series A Preferred Stock that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Bryan Cave LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2011 (Successor) and 2010 (Predecessor), and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) incorporated in this prospectus by reference from the Company’s 2011 Annual Report on Form 10-K have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

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CRESCENT FINANCIAL BANCSHARES, INC.

24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,

Liquidation Preference Amount $1,000 Per Share

PROSPECTUS

_______________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling securityholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$2,853.54
Accounting Fees and Expenses	4,500.00
Legal Fees and Expenses	20,000.00
Printing Expenses	1,800.00
Miscellaneous Fees and Expenses	2,500.00
Total	$31,653.54

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s amended and restated bylaws provide for indemnification by the registrant of its officers, directors and certain third parties acting on the registrant’s behalf to the fullest extent permitted by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought from the registrant, nor is the registrant aware of any threatened litigation that may result in claims for indemnification from the registrant by any officer or director.

Further, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under Section 145 of the Delaware General Corporation Law. The registrant has purchased director and officer liability insurance that, subject to certain limitations, insures its directors and officers against liabilities in connection with the performance of their duties.

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Item 16.	Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

1	Form of Underwriting Agreement**

3(i)	Amended and Restated Certificate of Incorporation of Crescent Financial Bancshares, Inc. (8)

3(ii)	Amended and Restated Bylaws of Crescent Financial Bancshares, Inc. (8)

4(i)	Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the U.S. Department of the Treasury (17)

4(ii)	TARP Letter Agreement, dated November 15, 2011, by and among Crescent Financial Bancshares, Inc., Crescent Financial Corporation, and the U.S. Department of the Treasury (9)

5	Opinion of Bryan Cave LLP*

10(i)+	1999 Incentive Stock Option Plan (1)

10(ii)+	1999 Non-statutory Stock Option Plan for Directors, as amended (1)

10(iii)	Amended and Restated Declaration of Trust of Crescent Financial Capital Trust I, dated as of August 27, 2003 (2)

10(iv)	Indenture, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(v)	Form of Junior Subordinated Debenture (2)

10(vi)	Guarantee Agreement, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(vii)+	Second Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Michael G. Carlton (7)

10(viii)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Bruce W. Elder (4)

10(ix)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Thomas E. Holder, Jr. (4)

10(x)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton, dated October 1, 2003 (2)

10(xi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder, dated October 1, 2003 (2)

10(xii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr., dated October 1, 2003 (2)

10(xiii)+	Crescent State Bank Directors’ Compensation Plan, dated as of February 22, 2005 (3)

10(xiv)+	Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Ray D. Vaughn (7)

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10(xv)+	Amended Salary Continuation Agreement, dated December 29, 2008, by and between Crescent State Bank and W. Keith Betts (5)

10(xvi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Ray D. Vaughn, dated October 24, 2007(4)

10(xvii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and W. Keith Betts, dated October 24, 2007(4)

10(xviii)+	2006 Omnibus Stock Ownership and Long Term Incentive Plan (6)

10(xix)+	Executive Employment Agreement, dated February 23, 2011, by and among Bruce W. Elder, Crescent Financial Corporation, and Crescent State Bank (10)

10(xx)+	Executive Employment Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxi)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Michael G. Carlton and Crescent State Bank (10)

10(xxii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Bruce W. Elder and Crescent State Bank (10)

10(xxiii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxiv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Ray D. Vaughn and Crescent State Bank (10)

10(xxv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (10)

10(xxvi)+	Executive Employment Agreement, dated February 23, 2011, by and among Michael G. Carlton, Crescent Financial Corporation, and Crescent State Bank (12)

10(xxvii)+	Executive Employment Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (12)

10(xxviii)+	Executive Employment Agreement, dated February 23, 2011, by and among Ray D. Vaughn and Crescent State Bank (12)

10(xxix)	Investment Agreement, dated February 23, 2011 by and among Crescent Financial Corporation, Crescent State Bank and Piedmont Community Bank Holdings, Inc. (12)

10(xxx)	Amendment to Investment Agreement, dated as of March 24, 2011 (13)

10(xxxi)	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011 (13)

10(xxxii)+	Indemnification Agreement, dated February 23, 2011 by and among Michael G. Carlton, Crescent Financial Corporation and Crescent State Bank (12)

10(xxxiii)+	Letter Amendment to Employment Agreement for Michael G. Carlton dated November 2, 2011 (11)

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10(xxxiv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton dated November 2, 2011 (11)

10(xxxv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder dated November 2, 2011 (11)

10(xxxvi)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr. dated November 2, 2011 (11)

10(xxxvii)+	Amendment No. 1 to Amended and Restated Directors’ Compensation Plan, dated as of November 14, 2011 (14)

10(xxxviii)	ARRA Letter Agreement, dated November 15, 2011, by and between Crescent Financial Bancshares, Inc. and the U.S. Department of the Treasury (9)

10(xxxix)	Registration Rights Agreement, dated November 18, 2011, by and between Crescent Financial Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. (15)

10(xl)	Tax Sharing Agreement, effective as of December 22, 2011, between Piedmont Community Bank Holdings, Inc. and Crescent Financial Bancshares, Inc. (16)

10(xli)+	Separation and Release Agreement, dated as of January 30, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Michael G. Carlton (18)

10(xlii)+	Separation and Release Agreement, dated as of January 27, 2012, by and between Crescent State Bank and Thomas E. Holder, Jr. (18)

10(xliii)+	Separation and Release Agreement, dated as of February 13, 2012, by and between Crescent State Bank and Ray D. Vaughn (18)

10(xliv)+	Separation and Release Agreement, dated as of March 15, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Bruce W. Elder (18)

10(xlv)	Affiliate Services Agreement, entered into March 28, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank, Piedmont Community Bank Holdings, Inc. and VantageSouth Bank (18)

10(xlvi)	Subordinated Term Loan Agreement, dated September 26, 2008, by and between Crescent State Bank and United Community Bank (19)

21	Subsidiaries (18)

23(i)	Consent of Dixon Hughes Goodman LLP*

23(ii)	Consent of Bryan Cave LLP (included as part of Exhibit 5)

24	Power of Attorney (included as part of the signature page of the initial filing of the registration statement on Form S-1)

* Filed herewith.

** To be filed by amendment.
+ Management contracts and compensatory plans or arrangement.

1. Incorporated by reference from Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2001.

2. Incorporated by reference from Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

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3. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.

4. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008.

5. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

6. Incorporated by reference from Exhibit 99.1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 11, 2006.

7. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2009.

8. Incorporated by reference from Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on November 16, 2011.

9. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2011.

10. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 8, 2011.

11. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2011.

12. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2011.

13. Incorporated by reference from Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 8, 2011.

14. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission on November 17, 2011.

15. Incorporated by reference from Amendment No. 2 to Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 18, 2011.

16. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2012.

17. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2009.

18. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

19. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2008.

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on June 11, 2012.

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Scott M. Custer
Name: Scott M. Custer
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott M. Custer	Chief Executive Officer, President and Director (Principal Executive Officer)	June 11, 2012
Scott M. Custer
/s/ Terry S. Earley	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 11, 2012
Terry S. Earley

*	Principal Accounting Officer and Senior Vice President	June 11, 2012
David B. Therit

*	Chairman of the Board of Directors	June 11, 2012
J. Adam Abram

*	Director	June 11, 2012
Brent D. Barringer

*	Director	June 11, 2012
David S. Brody

*	Director	June 11, 2012
Alan N. Colner

*	Director	June 11, 2012
Thierry Ho

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Signature	Title	Date

*	Director	June 11, 2012
Steven J. Lerner

*	Director	June 11, 2012
James A. Lucas, Jr.

*	Director	June 11, 2012
Charles A. Paul, III

*	Director	June 11, 2012
Jon S. Rufty

*	Director	June 11, 2012
A. Wellford Tabor

*	Director	June 11, 2012
Nicolas D. Zerbib

* By: /s/ Scott M. Custer

            Scott M. Custer

            Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

1	Form of Underwriting Agreement**

3(i)	Amended and Restated Certificate of Incorporation of Crescent Financial Bancshares, Inc. (8)

3(ii)	Amended and Restated Bylaws of Crescent Financial Bancshares, Inc. (8)

4(i)	Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the U.S. Department of the Treasury (17)

4(ii)	TARP Letter Agreement, dated November 15, 2011, by and among Crescent Financial Bancshares, Inc., Crescent Financial Corporation, and the U.S. Department of the Treasury (9)

5	Opinion of Bryan Cave LLP*

10(i)+	1999 Incentive Stock Option Plan (1)

10(ii)+	1999 Non-statutory Stock Option Plan for Directors, as amended (1)

10(iii)	Amended and Restated Declaration of Trust of Crescent Financial Capital Trust I, dated as of August 27, 2003 (2)

10(iv)	Indenture, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(v)	Form of Junior Subordinated Debenture (2)

10(vi)	Guarantee Agreement, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(vii)+	Second Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Michael G. Carlton (7)

10(viii)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Bruce W. Elder (4)

10(ix)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Thomas E. Holder, Jr. (4)

10(x)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton, dated October 1, 2003 (2)

10(xi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder, dated October 1, 2003 (2)

10(xii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr., dated October 1, 2003 (2)

10(xiii)+	Crescent State Bank Directors’ Compensation Plan, dated as of February 22, 2005 (3)

10(xiv)+	Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Ray D. Vaughn (7)

10(xv)+	Amended Salary Continuation Agreement, dated December 29, 2008, by and between Crescent State Bank and W. Keith Betts (5)

10(xvi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Ray D. Vaughn, dated October 24, 2007(4)

10(xvii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and W. Keith Betts, dated October 24, 2007(4)

10(xviii)+	2006 Omnibus Stock Ownership and Long Term Incentive Plan (6)

10(xix)+	Executive Employment Agreement, dated February 23, 2011, by and among Bruce W. Elder, Crescent Financial Corporation, and Crescent State Bank (10)

10(xx)+	Executive Employment Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxi)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Michael G. Carlton and Crescent State Bank (10)

10(xxii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Bruce W. Elder and Crescent State Bank (10)

10(xxiii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxiv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Ray D. Vaughn and Crescent State Bank (10)

10(xxv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (10)

10(xxvi)+	Executive Employment Agreement, dated February 23, 2011, by and among Michael G. Carlton, Crescent Financial Corporation, and Crescent State Bank (12)

10(xxvii)+	Executive Employment Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (12)

10(xxviii)+	Executive Employment Agreement, dated February 23, 2011, by and among Ray D. Vaughn and Crescent State Bank (12)

10(xxix)	Investment Agreement, dated February 23, 2011 by and among Crescent Financial Corporation, Crescent State Bank and Piedmont Community Bank Holdings, Inc. (12)

10(xxx)	Amendment to Investment Agreement, dated as of March 24, 2011 (13)

10(xxxi)	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011 (13)

10(xxxii)+	Indemnification Agreement, dated February 23, 2011 by and among Michael G. Carlton, Crescent Financial Corporation and Crescent State Bank (12)

10(xxxiii)+	Letter Amendment to Employment Agreement for Michael G. Carlton dated November 2, 2011 (11)

10(xxxiv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton dated November 2, 2011 (11)

10(xxxv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder dated November 2, 2011 (11)

10(xxxvi)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr. dated November 2, 2011 (11)

10(xxxvii)+	Amendment No. 1 to Amended and Restated Directors’ Compensation Plan, dated as of November 14, 2011 (14)

10(xxxviii)	ARRA Letter Agreement, dated November 15, 2011, by and between Crescent Financial Bancshares, Inc. and the U.S. Department of the Treasury (9)

10(xxxix)	Registration Rights Agreement, dated November 18, 2011, by and between Crescent Financial Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. (15)

10(xl)	Tax Sharing Agreement, effective as of December 22, 2011, between Piedmont Community Bank Holdings, Inc. and Crescent Financial Bancshares, Inc. (16)

10(xli)+	Separation and Release Agreement, dated as of January 30, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Michael G. Carlton (18)

10(xlii)+	Separation and Release Agreement, dated as of January 27, 2012, by and between Crescent State Bank and Thomas E. Holder, Jr. (18)

10(xliii)+	Separation and Release Agreement, dated as of February 13, 2012, by and between Crescent State Bank and Ray D. Vaughn (18)

10(xliv)+	Separation and Release Agreement, dated as of March 15, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Bruce W. Elder (18)

10(xlv)	Affiliate Services Agreement, entered into March 28, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank, Piedmont Community Bank Holdings, Inc. and VantageSouth Bank (18)

10(xlvi)	Subordinated Term Loan Agreement, dated September 26, 2008, by and between Crescent State Bank and United Community Bank (19)

21	Subsidiaries (18)

23(i)	Consent of Dixon Hughes Goodman LLP*

23(ii)	Consent of Bryan Cave LLP (included as part of Exhibit 5)

24	Power of Attorney (included as part of the signature page of the initial filing of the registration statement on Form S-1)

* Filed herewith.
** To be filed by amendment.

+ Management contracts and compensatory plans or arrangement.

1. Incorporated by reference from Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2001.

2. Incorporated by reference from Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

3. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.

4. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008.

5. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

6. Incorporated by reference from Exhibit 99.1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 11, 2006.

7. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2009.

8. Incorporated by reference from Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on November 16, 2011.

9. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2011.

10. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 8, 2011.

11. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2011.

12. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2011.

13. Incorporated by reference from Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 8, 2011.

14. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission on November 17, 2011.

15. Incorporated by reference from Amendment No. 2 to Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 18, 2011.

16. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2012.

17. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2009.

18. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

19. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2008.